================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



                                  FORM 8-K/A
                                Amendment No. 1

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   May 2, 1996



                                HUB GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         DELAWARE                       0-27754               36-4007085
(State or other jurisdiction       (Commission File        (I.R.S. Employer
     of incorporation)                  Number)           identification No.)



                     377 EAST BUTTERFIELD ROAD, SUITE 700
                            LOMBARD, ILLINOIS 60148
         (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code:  708-271-3600


================================================================================

Item 7.    Financial Statements and Exhibits

           (a)  Financial Statements of Businesses Acquired

           American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

           Independent Auditors' Report                                       3
           Statements of Operations for each of the three
             years ended December 29, 1995                                    4
           Statements of Assets, Liabilities and Divisional Control
             Account as of December 29, 1995 and December 30, 1994            5
           Statements of Cash Flows for each of the three
             years ended December 29, 1995                                    6
           Notes to Financial Statements                                      7

           Statements of Operations for the three months
             ended April 5, 1996 and April 7, 1995 (Unaudited)               13
           Statement of Assets, Liabilities and Divisional Control
             as of April 5, 1996 (Unaudited)                                 14
           Statements of Cash Flows for the three months
             ended April 5, 1996 and April 7, 1995 (Unaudited)               15
           Notes to Financial Statements (Unaudited)                         16


           (b)  Pro Forma Financial Information

           Hub Group, Inc. and Hub Partnerships and American
             President Lines Domestic Distribution Services, a
             division of APL Land Transport Services, Inc.
           Unaudited Pro Forma Consolidated Statement of Operations
             for the year ended December 31, 1995                            19
           Unaudited Pro Forma Consolidated Statement of Operations
             for the three months ended March 31, 1996                       20
           Unaudited Pro Forma Consolidated Balance Sheet as of
             March 31, 1996                                                  21
           Notes to Unaudited Pro Forma Consolidated Financial
             Statements                                                      22


           (c)  Exhibits

           Consent of Independent Public Accountants                         24

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To APL Limited:


We have audited the accompanying statements of assets, liabilities and divisional control account of American President Lines Domestic Distribution Services (a division of APL Land Transport Services, Inc., a Tennessee corporation) as of December 29, 1995 and December 30, 1994, and the related statements of operations and cash flows for each of the three years in the period ended December 29, 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American President Lines Domestic Distribution Services as of December 29, 1995 and December 30, 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.


                              /s/ ARTHUR ANDERSEN LLP


Memphis, Tennessee
June 21, 1996

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.



Statements of Operations
- ----------------------------------------------------------------------
Year Ended                    December 29   December 30   December 31
(In thousands)                       1995          1994          1993
- ----------------------------------------------------------------------

Revenues                         $180,931      $223,373      $218,730
Purchased Transportation          164,891       206,548       199,823
- ----------------------------------------------------------------------
NET REVENUES                       16,040        16,825        18,907

COSTS AND EXPENSES
Salaries and Benefits               6,912         9,939        19,037
General and Administrative         13,184        13,327        16,188
Depreciation                          167           413           506
Restructuring Charge               10,137
- ----------------------------------------------------------------------
 Total Costs and Expenses          30,400        23,679        35,731
- ----------------------------------------------------------------------

OPERATING LOSS                    (14,360)       (6,854)      (16,824)

Interest Income                     1,948           286           194
- ----------------------------------------------------------------------

NET LOSS                         $(12,412)     $ (6,568)     $(16,630)
======================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.


Statements of Assets, Liabilities and Divisional Control Account

- --------------------------------------------------------------------------------

                                                      December 29   December 30
(In thousands)                                               1995          1994
- --------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                      $   167       $   518
Trade and Other Receivables, Net                           22,479        20,891
Prepaid Expenses and Other Current Assets                     312           486
- --------------------------------------------------------------------------------
  Total Current Assets                                     22,958        21,895
- --------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Property and Equipment                                      3,156         3,282
Accumulated Depreciation                                   (2,891)       (2,829)
- --------------------------------------------------------------------------------
  Property and Equipment, Net                                 265           453
- --------------------------------------------------------------------------------

NOTE RECEIVABLE                                               187           189
- --------------------------------------------------------------------------------
  Total Assets                                            $23,410       $22,537
================================================================================

LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
CURRENT LIABILITIES
Accounts Payable
  Trade                                                   $ 7,228       $ 7,505
  Affiliates                                                9,462         1,435
Accrued Expenses                                            3,511         2,020
Restructuring Charge                                       10,137
- --------------------------------------------------------------------------------
  Total Current Liabilities                                30,338        10,960
- --------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

- --------------------------------------------------------------------------------
DIVISIONAL CONTROL ACCOUNT                                 (6,928)       11,577
- --------------------------------------------------------------------------------

  Total Liabilities and Divisional Control Account        $23,410       $22,537
================================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Statements of Cash Flows
- -----------------------------------------------------------------------------------------------
Year Ended                                              December 29   December 30   December 31
(In thousands)                                                 1995          1994          1993
- -----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                   $(12,412)      $(6,568)     $(16,630)
Adjustments to Reconcile Net Loss to Net
 Cash Provided by (Used in) Operating Activities:
  Noncash Restructuring Charge                               10,137
  Depreciation                                                  167           413           506
  Change in Current Assets and Liabilities:
   Trade and Other Receivables                               (1,588)       (1,301)       (1,590)
   Prepaid Expenses and Other Current Assets                    174          (303)          (15)
   Accounts Payable and Accrued Expenses                      9,241         1,523        (3,196)
  Other                                                          23             2             9
- -----------------------------------------------------------------------------------------------
 Net Cash Provided by (Used in) Operating Activities          5,742        (6,234)      (20,916)
- -----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany Funding                                         (6,093)        6,115        20,241
- -----------------------------------------------------------------------------------------------
 Net Cash Provided by (Used in) Financing Activities         (6,093)        6,115        20,241
- -----------------------------------------------------------------------------------------------

 NET DECREASE IN CASH                                          (351)         (119)         (675)
- -----------------------------------------------------------------------------------------------
Cash at Beginning of Year                                       518           637         1,312
- -----------------------------------------------------------------------------------------------
Cash at End of Year                                        $    167       $   518      $    637
===============================================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements include the accounts of American President Lines Domestic Distribution Services (the "company"), the domestic freight brokerage division of APL Land Transport Services, Inc. ("APLLTS"), a Tennessee corporation and wholly-owned subsidiary of APL Limited (previously known as American President Companies, Ltd.) ("APL").

On May 2, 1996, Hub Group, Inc. ("Hub"), a provider of freight brokerage services, entered into an agreement with APL and APLLTS to acquire the customer accounts of the company for approximately $8 million in cash and notes. In addition, APLLTS and Hub entered into a 10-year agreement whereby APLLTS will provide stacktrain services to Hub.

Fiscal Year

The company's fiscal year ends the last Friday in December. The company's 1995 and 1994 fiscal years were 52 weeks, compared with 53 weeks for 1993.

Nature of Operations

The company provides freight brokerage services for rail and motor carrier shipments throughout North America, including stacktrain services of APLLTS, as well as motor carrier, rail and drayage services of other shipping companies. Revenues comprise brokerage fees from APLLTS and third parties. The operations of the company in any one geographic region, type of cargo or customer are not significant in relation to the company's overall operations.

Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

The company recognizes revenues on a percentage-of-completion basis and expenses as incurred. Storage and detention revenue is recognized when cash is received.

Allowance for Doubtful Accounts

The provision for doubtful accounts, included in General and Administrative Expenses in the accompanying Statements of Operations, for 1995, 1994 and 1993 was $0.9 million, $0.4 million and $0.4 million, respectively. At December 29, 1995 and December 30, 1994, the allowance for doubtful accounts, included in Trade and Other Receivables in the accompanying Statements of Assets, Liabilities and Divisional Control Account, amounted to $2.8 million and $2.4 million, respectively.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and Equipment primarily comprises furniture, fixtures and office equipment recorded at historical cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of such assets, ranging from one to five years.

Concentration of Credit Risk

The company's customers are predominantly located within the United States. The company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk is limited. The company has no off balance sheet credit risk.

Insurance Reserves

The company is partially self-insured for damage to freight while in transit. For claims not subrogated to third party freight carriers, the company provides insurance reserves based on estimates using historical claims cost information along with certain assumptions about future events.

Income Taxes

The company's operating results are included in the consolidated income tax returns of APL. Income taxes have been provided using the separate return method, as if the company were a separate taxpayer. Deferred income taxes represent the future tax consequences relating to the reversal of differences in the recognition of assets and liabilities for financial reporting and income tax purposes.


NOTE 2 -- RESTRUCTURING CHARGE

During the fourth quarter of 1995, APL recorded a one-time charge of $48.4 million related to the accelerated completion of its reengineering program and other organizational changes. The charge includes $36.4 million related to the elimination of approximately 950 positions in APL's operations that are being reorganized or reduced in size. Also included in the charge are the costs of closing offices. The company's portion of this charge was $10.1 million.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 3 -- INCOME TAXES

The company records income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the company to compute deferred income taxes using the liability method, after considering known changes in tax rates and other statutory provisions that will be in effect in those years.

The reconciliation of the company's charge (benefit) in lieu of income taxes to the federal statutory tax rate is as follows:

- ---------------------------------------------------------------------------------------------------------------------------
                                                                                           1995       1994       1993
- ---------------------------------------------------------------------------------------------------------------------------
U.S. Federal Statutory Rate                                                                (35%)      (35%)      (35%)
Changes in Rate Resulting from:
  State Taxes, Net of Federal Benefit                                                       (4%)       (4%)       (4%)
  Less:  Valuation Allowance                                                                39%        39%        39%
- ---------------------------------------------------------------------------------------------------------------------------
Total                                                                                        0%         0%         0%
===========================================================================================================================

The following is a summary of the company's charge (benefit) in lieu of income taxes:

- ---------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                             1995       1994       1993
- ---------------------------------------------------------------------------------------------------------------------------
DEFERRED
  Federal                                                                               $(4,344)   $(2,299)   $(5,819)
  State                                                                                    (496)      (263)      (665)
  Less:  Valuation Allowance                                                              4,840      2,562      6,484
- ---------------------------------------------------------------------------------------------------------------------------
Total                                                                                   $     0    $     0    $     0
===========================================================================================================================

The following table shows the tax effect of the company's cumulative temporary differences and carryforwards at December 29, 1995 and December 30, 1994, less the valuation allowance:

- ---------------------------------------------------------------------------------------------------------------------------
(In thousands)                                                                                        1995       1994
- ---------------------------------------------------------------------------------------------------------------------------
Tax-Basis Net Operating Loss Carryforwards                                                       $ 38,944   $ 38,297
Restructuring Charge Accrual                                                                        3,953
Allowance for Doubtful Accounts                                                                     1,093        846
Accrued Liabilities and Other                                                                         118        125
Less:  Valuation Allowance                                                                        (44,108)   (39,268)
- ---------------------------------------------------------------------------------------------------------------------------
Total                                                                                            $      0   $      0
===========================================================================================================================

A valuation allowance has been provided as the company does not believe that it is "more likely than not" that the future tax benefits from the tax-basis net operating loss carryforwards and other future tax deductions will be realized.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 4 -- ACCRUED EXPENSES

Accrued Expenses at December 29, 1995 and December 30, 1994 were as follows:

- ----------------------------------------------------------------------------
(In thousands)                                         1995          1994
- ----------------------------------------------------------------------------
Bank Overdraft Liability                             $1,695        $1,047
Insurance Claims                                        588           479
Storage and Detention, and Other                      1,228           494
- ----------------------------------------------------------------------------
Total Accrued Expenses                               $3,511        $2,020
============================================================================

NOTE 5 -- RELATED PARTY TRANSACTIONS

In the ordinary course of business, the company uses the stacktrain services of APLLTS to transport shipments for its customers. The total amount of expenses recognized for these services in 1995, 1994 and 1993 was $62.3 million, $72.9 million and $79.0 million, respectively, and is included in Purchased Transportation Expenses in the accompanying Statements of Operations. The variation between years is the result of volume and unit cost changes. Additionally, the company received fees from APLLTS related to stacktrain volume incentives. The total amount of these fees was $2.8 million, $3.8 million and $6.4 million in 1995, 1994 and 1993, respectively, and are included as offsets to Purchased Transportation Expenses in the accompanying Statements of Operations.

Also in the ordinary course of business, the company used the services of American President Trucking Company, Ltd. ("APT"), a wholly-owned subsidiary of APL, to transport shipments for its customers. APT's operations were transferred to Burlington Motor Carriers, Inc. in June 1995. The total amount of expenses recognized for these services in 1995, 1994 and 1993 was $22.8 million, $49.9 million and $50.0 million, respectively, and is included in Purchased Transportation Expenses in the accompanying Statements of Operations.

APLLTS provides administrative and other services to the company, which include systems support, rent and other corporate services. The company is charged a management fee by APLLTS for these services based upon specific identification or allocated based upon its revenues. The management fee included in General and Administrative Expenses in the accompanying Statements of Operations for 1995, 1994 and 1993 was $9.3 million, $9.4 million and $11.1 million, respectively. The 1995 and 1994 management fees also included allocations of expenditures by APL on initiatives to improve financial and order cycle processes.

APL sweeps all of the company's excess cash from operations. Interest is earned on such intercompany advances at variable rates established monthly. Interest income earned during 1995, 1994 and 1993 was $1.9 million, $0.3 million and $0.2 million, respectively, and is included in Interest Income in the accompanying Statements of Operations.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 6 -- EMPLOYEE BENEFIT PLANS

Pension Plans

There are defined benefit pension plans covering most of the employees of APL and its majority-owned subsidiaries, which generally call for benefits to be paid to eligible employees at retirement based on years of credited service and average monthly compensation during the five years of employment with the highest rate of pay. The general policy is to fund pension costs at no less than the statutory requirement. Certain non-qualified plans are secured through a grantor trust. The company participates in the domestic plans and represents approximately 2% of the total wage base of APL and its majority-owned subsidiaries. The domestic plans had total projected benefit obligations in excess of the plan assets of $19.3 million at December 29, 1995. The total domestic net pension cost for 1995, 1994 and 1993 was $5.4 million, $4.5 million and $3.1 million, respectively. These costs and benefits are allocated by APL to the company and are included in the management fee.

Postretirement Benefits Other than Pensions

APL and its majority-owned subsidiaries share the cost of its health care benefits with the majority of its domestic shoreside retired employees. The company participates in the postretirement plan and represents approximately 2% of the total wage base of APL and its majority-owned subsidiaries. The plan had a total benefit obligation of $25.9 million at December 29, 1995. The total net postretirement cost for 1995, 1994 and 1993 was $1.6 million, $2.4 million and $2.5 million, respectively. These costs and benefits are allocated by APL to the company and are included in the management fee.

The expected cost of APL's postretirement benefits is assumed to increase at an annual rate of 9.3% in 1996. This rate is assumed to decline approximately 1% per year to 5% in the year 1999 and remain level thereafter. The health care cost trend rate assumption has a significant impact on the amounts reported. An increase in the rate of 1% in each year would increase the accumulated postretirement benefit obligation at December 29, 1995 by $2.7 million and the aggregate of the service and interest cost for 1995 by $0.5 million. The weighted average discount rate used to determine the accumulated postretirement benefit obligation was 7.5%. APL has not funded the liability for these benefits.

Profit-Sharing Plans

There are defined contribution profit-sharing plans covering certain non-union employees of APL and its majority-owned subsidiaries. Under the terms of these plans, APL has agreed to make matching contributions equal to those made by the participating employees up to a maximum of 6% of each employee's base salary. The company's total contributions to the plans were approximately $0.5 million for 1995, 1994 and 1993.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements


NOTE 7 -- CONTINGENCIES

The company is a party to various legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to the company, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the company's financial position or results of operations.

American President Lines Domestic Distribution Services a division of APL Land Transport Services, Inc.


Statements of Operations (Unaudited)

- --------------------------------------------------------------------
Quarter Ended                                     April 5   April 7
(In Thousands)                                      1996      1995
- --------------------------------------------------------------------
Revenues                                          $35,891   $53,233
Purchased Transportation                           33,654    47,966
- --------------------------------------------------------------------
Net Revenues                                        2,237     5,267

Costs and Expenses
Salaries and Benefits                               1,499     2,036
General and Administrative                          2,124     3,238
Depreciation                                           25        69
- --------------------------------------------------------------------
   Total Costs and Expenses                         3,648     5,343
- --------------------------------------------------------------------

Operating Loss                                     (1,411)      (76)

Interest Income                                       879       268
- --------------------------------------------------------------------

Net Income (Loss)                                 $  (532)  $   192
====================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services a division of APL Land Transport Services, Inc.


Statement of Assets, Liabilities and Divisional Control Account (Unaudited)


- --------------------------------------------------------------------
                                                           April 5
(In thousands)                                               1996
- --------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                     $     14
Trade and Other Receivables, Net                           19,330
Prepaid Expenses and
    Other Current Assets                                      249
- --------------------------------------------------------------------
    Total Current Assets                                   19,593
- --------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Property and Equipment                                      3,091
Accumulated Depreciation                                   (2,851)
- --------------------------------------------------------------------
   Property and Equipment, Net                                240
- --------------------------------------------------------------------

NOTE RECEIVABLE                                               186
- --------------------------------------------------------------------
    Total Assets                                         $ 20,019
====================================================================


LIABILITIES AND DIVISIONAL CONTROL ACCOUNT
CURRENT LIABILITIES
Accounts Payable
   Trade                                                 $  8,377
   Affiliates                                               6,933
Accrued Expenses                                            2,767
Restructuring Charge                                       10,137
- --------------------------------------------------------------------
     Total Current Liabilities                             28,214
- --------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

- --------------------------------------------------------------------
DIVISIONAL CONTROL ACCOUNT                                 (8,195)
- --------------------------------------------------------------------

    Total Liabilities and
        Divisional Control Account                       $ 20,019
====================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services a division of APL Land Transport Services, Inc.


Statements of Cash Flows (Unaudited)

- --------------------------------------------------------------------------------------------
Quarter Ended                                                    April 5          April 7
(In thousands)                                                    1996             1995
- --------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)                                              $     (532)            192
Adjustments to Reconcile Net Income
    (Loss) to Net Cash Provided by
    (Used in) Operating Activities:
     Depreciation                                                      25              69
     Change in Current Assets and Liabilities:
       Trade and Other Receivables                                  3,149             (60)
       Prepaid Expenses and
        Other Current Assets                                           63             325
       Accounts Payable and
        Accrued Expenses                                           (2,124)          1,371
       Other                                                            1              20
- --------------------------------------------------------------------------------------------
     Net Cash Provided by Operating Activities                        582           1,917
- --------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany Funding                                                 (735)         (2,092)
- --------------------------------------------------------------------------------------------
     Net Cash Used in Financing Activities                           (735)         (2,092)
- --------------------------------------------------------------------------------------------

     NET DECREASE IN CASH                                            (153)           (175)
- --------------------------------------------------------------------------------------------
Cash at Beginning of Period                                           167             518
- --------------------------------------------------------------------------------------------
Cash at End of Period                                          $       14      $      343
============================================================================================

See notes to financial statements.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements (Unaudited)


The financial statements presented herein include the accounts of American President Lines Domestic Distribution Services (the "company") and have been prepared by the company, without audit. The company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the company's results of operations, financial position and cash flows. The financial statements should be read in conjunction with the financial statements and the notes thereto included in the company's annual financial statements for the year ended December 29, 1995.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements include the accounts of the company, the domestic freight brokerage division of APL Land Transport Services, Inc. ("APLLTS"), a Tennessee corporation and wholly-owned subsidiary of APL Limited (previously known as American President Companies, Ltd.) ("APL").

On May 2, 1996, Hub Group, Inc. ("Hub"), a provider of freight brokerage services, entered into an agreement with APL and APLLTS to acquire the customer accounts of the company for approximately $8 million in cash and notes. In addition, APLLTS and Hub entered into a 10-year agreement whereby APLLTS will provide stacktrain services to Hub.

Fiscal Year and Quarters

The company's fiscal year ends on the last Friday in December, resulting in a 52- or 53-week year. In a 52-week year, the first and fourth quarters are 14 weeks, and the second and third quarters are 12 weeks, which differs from a 53-week year, in which the fourth quarter is 15 weeks. The company's 1996 and 1995 fiscal years are 52-week years.

Allowance for Doubtful Accounts

At April 5, 1996, the allowance for doubtful accounts, included in Trade and Other Receivables in the accompanying Statements of Assets, Liabilities and Divisional Control Account, amounted to $2.7 million.

Income Taxes

The company's operating results are included in the consolidated income tax returns of APL. Income taxes have been provided using the separate return method, as if the company were a separate taxpayer. Deferred income taxes represent the future tax consequences relating to the reversal of differences in the recognition of assets and liabilities for financial reporting and income tax purposes. Income taxes are provided for quarterly results based on the estimated annual taxable income or loss.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements (Unaudited)


NOTE 2 -- RESTRUCTURING CHARGE

During the fourth quarter of 1995, APL recorded a one-time charge of $48.4 million related to the accelerated completion of its reengineering program and other organizational changes. The charge includes $36.4 million related to the elimination of approximately 950 positions in APL's operations that are being reorganized or reduced in size. Also included in the charge are the costs of closing offices. The company's portion of this charge was $10.1 million. Through April 5, 1996, no costs had been applied against the restructuring charge accrual.

NOTE 3 -- INCOME TAXES


The company incurred, or expects to incur, taxable losses from operations for the 1996 and 1995 fiscal years. No benefit in lieu of income taxes was recorded in the quarters ended April 5, 1996 and April 7, 1995 as the company does not believe that it is "more likely that not" that the future tax benefits will be realized.


NOTE 4 -- ACCRUED EXPENSES

Accrued Expenses at April 5, 1996 were as follows:

- ------------------------------------------------------------------------------
                                         April 5
(In thousands)                            1996
- ------------------------------------------------------------------------------
Bank Overdraft Liability                $1,869
Insurance Claims                           420
Storage and Detention and Other            478
- ------------------------------------------------------------------------------
Total Accrued Expenses                  $2,767
==============================================================================

NOTE 5 -- RELATED PARTY TRANSACTIONS

In the ordinary course of business, the company uses the stacktrain services of APLLTS to transport shipments for its customers. The total amount of expenses recognized for these services in the quarters ended April 5, 1996 and April 7, 1995 was $13.5 million and $17.8 million, respectively, and is included in Purchased Transportation Expenses in the accompanying Statements of Operations. The variation between years is the result of volume and unit cost changes. Additionally, the company received fees from APLLTS related to stacktrain volume incentives. The total amount of these fees was $0.7 million and $0.8 million for the quarters ended April 5, 1996 and April 7, 1995, respectively, and are included as offsets to Purchased Transportation Expenses in the accompanying Statements of Operations.

American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc.

Notes to Financial Statements (Unaudited)


NOTE 5 -- RELATED PARTY TRANSACTIONS (CONTINUED)

Also in the ordinary course of business, the company used the services of American President Trucking Company, Ltd. ("APT"), a wholly-owned subsidiary of APL, to transport shipments for its customers. APT's operations were transferred to Burlington Motor Carriers, Inc. in June 1995. The total amount of expenses recognized for these services in the quarter ended April 7, 1995 was $11.5 million and is included in Purchased Transportation Expenses in the accompanying Statements of Operations.

APLLTS provides administrative and other services to the company, which include systems support, rent and other corporate services. The company is charged a management fee by APLLTS for these services based upon specific identification or allocated based upon its revenues. The management fee included in General and Administrative Expenses in the accompanying Statements of Operations for the quarters ended April 5, 1996 and April 7, 1995 was $1.1 million and $2.5 million, respectively. The 1995 management fees also included allocations of expenditures by APL on initiatives to improve financial and order cycle processes.

APL sweeps all of the company's excess cash from operations. Interest is earned on such intercompany advances at variable rates established monthly. Interest income earned during the quarters ended April 5, 1996 and April 7, 1995 was $0.9 million and $0.3 million, respectively, and is included in Interest Income in the accompanying Statements of Operations.


NOTE 6 -- CONTINGENCIES

The company is a party to various legal proceedings, claims and assessments arising in the course of its business activities. Based upon information presently available, and in light of legal and other defenses and insurance coverage and other potential sources of payment available to the company, management does not expect these legal proceedings, claims and assessments, individually or in the aggregate, to have a material adverse impact on the company's financial position or results of operations.

  HUB GROUP, INC. AND HUB PARTNERSHIPS AND AMERICAN PRESIDENT LINES DOMESTIC
    DISTRIBUTION SERVICES, A DIVISION OF APL LAND TRANSPORT SERVICES, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (in thousands, except per share amounts)

The following unaudited pro forma consolidated statement of operations consolidates the statement of operations of Hub Group, Inc. for the year ended December 31, 1995, with those of Hub Partnerships and American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc. as if the purchase transactions had been consummated as of January 1, 1995. The pro forma financial statements should be read in conjunction with the financial statements of Hub Group, Inc. ("Hub Chicago") and Hub Partnerships previously filed with the Securities and Exchange Commission on Form S-1 and the financial statements of American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc., contained elsewhere herein.

                                                               American
                                                               President
                                                             Lines Domestic
                                                              Distribution
                                                              Services, A
                                                            Division of APL
                                    Hub Group,      Hub       Land Transport   Pro Forma           Pro Forma
                                       Inc.     Partnerships  Services, Inc.  Adjustments          Consolidated
                                    ----------  ------------  -------------   ------------         ------------
REVENUE                               $81,408     $666,514       $180,931     $    (37,102)(c)       $891,751
PURCHASED TRANSPORTATION               75,142      584,840        164,891          (33,632)(c)(d)     791,241
                                     ----------  ------------  -------------   ------------         -----------
  Net revenue                           6,266       81,674         16,040           (3,470)           100,510
COSTS AND EXPENSES:
 Salaries and benefits                  2,457       41,049          6,912                              50,418
 Selling, general and administrative    1,242       18,505         13,351              (34)(c)(e)      33,064
 Restructuring charge                     -            -           10,137          (10,137)(f)            -
                                    -----------  -------------  -------------   ------------         ------------
  Total costs and expenses              3,699       59,554         30,400          (10,171)            83,482
                                    ----------  ------------  -------------   ------------         ------------
     Operating income                   2,567       22,120        (14,360)           6,701             17,028
INTEREST AND OTHER INCOME                  71          938          1,948           (3,026)(g)(h)         (69)
                                    ----------  ------------  -------------   ------------         ------------
INCOME BEFORE MINORITY
 INTEREST AND PROVISION
 FOR INCOME TAXES                       2,638       23,058        (12,412)           3,675             16,959
MINORITY INTEREST                         -            -              -             10,921(i)          10,921
                                    ----------  ------------  -------------   ------------         ------------
INCOME BEFORE PROVISION
 FOR INCOME TAXES                       2,638       23,058        (12,412)          (7,246)             6,038
PROVISION FOR INCOME TAXES                 39          290            -                -                  329
                                    ----------  ------------  -------------   ------------         ------------
NET INCOME                            $ 2,599     $ 22,768       $(12,412)        $ (7,246)          $  5,709
                                    ==========  ============  =============   ============         ============
PRO FORMA PROVISION FOR
 ADDITIONAL INCOME TAXES                1,016          -              -                757(j)           1,773
                                    ----------  ------------  -------------   ------------         ------------
PRO FORMA NET INCOME                  $ 1,583     $ 22,768       $(12,412)        $ (8,003)          $  3,936
                                    ==========  ============  =============   ============         ============
PRO FORMA EARNINGS PER
 SHARE                                $  0.95                                                        $   0.74
                                    ==========                                                     ============
PRO FORMA WEIGHTED
 AVERAGE NUMBER OF
 SHARES OUTSTANDING                     1,662                                                           5,307
                                    ==========                                                     ============


                           (See Accompanying Notes)

                                      19

  HUB GROUP, INC. AND HUB PARTNERSHIPS AND AMERICAN PRESIDENT LINES DOMESTIC
    DISTRIBUTION SERVICES, A DIVISION OF APL LAND TRANSPORT SERVICES, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                   (in thousands, except per share amounts)

The following unaudited pro forma consolidated statement of operations consolidates the statement of operations of Hub Group, Inc. for the three months ended March 31, 1996, with those of Hub Partnerships and American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc. as if the purchase transactions had been consummated as of January 1, 1996. The pro forma financial statements should be read in conjunction with the financial statements of Hub Group, Inc. and Hub Partnerships previously filed with the Securities and Exchange Commission on Form 10-Q and the financial statements of American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc., contained elsewhere herein.


                                                                               American
                                                                               President
                                                                             Lines Domestic
                                                                              Distribution
                                                                              Services, A
                                                                            Division of APL
                                    Hub Group,              Hub              Land Transport       Pro Forma           Pro Forma
                                       Inc.             Partnerships         Services, Inc.      Adjustments         Consolidated
                                    -----------         ------------         --------------      ------------        ------------
REVENUE                             $ 48,797            $  146,405           $   35,891          $  (7,451)(c)        $ 223,642
PURCHASED TRANSPORTATION              43,412               128,405               33,654             (6,576)(c)(d)       198,895
                                    -----------         ------------         ------------        ------------        ------------
  Net revenue                          5,385                18,000                2,237               (875)              24,747
COSTS AND EXPENSES:
 Salaries and benefits                 2,587                 9,807                1,499                                  13,893
 Selling, general and administrative   1,043                 3,946                2,149                (31)(c)(e)         7,107
                                    -----------         ------------         ------------        ------------        ------------
  Total costs and expenses             3,630                13,753                3,648                (31)              21,000
                                    -----------         ------------         ------------        ------------        ------------
     Operating income                  1,755                 4,247               (1,411)              (844)               3,747
INTEREST AND OTHER INCOME                  2                   159                  879             (1,119)(g)(h)           (79)
                                    -----------         ------------         ------------        ------------        ------------
INCOME BEFORE MINORITY
 INTEREST AND PROVISION
 FOR INCOME TAXES                      1,757                 4,406                 (532)            (1,963)               3,668
MINORITY INTEREST                        687                    -                    -               1,427(i)             2,114
                                    -----------         ------------         ------------        ------------        ------------
INCOME BEFORE PROVISION
 FOR INCOME TAXES                      1,070                 4,406                 (532)            (3,390)               1,554
PROVISION FOR INCOME TAXES               187                   126                   -                  -                   313
                                    -----------         ------------         ------------        ------------        ------------
NET INCOME                          $    883            $    4,280           $     (532)         $  (3,390)          $    1,241
                                    ===========         ============         ============        ============        ============
PRO FORMA PROVISION FOR
 ADDITIONAL INCOME TAXES                 241                    -                    -                 149(j)               390
                                    -----------         ------------         ------------        ------------        ------------
PRO FORMA NET INCOME                $    642            $    4,280           $     (532)         $  (3,539)          $      851
                                    ===========         ============         ============        ============        ============
PRO FORMA EARNINGS PER
 SHARE                              $   0.29                                                                         $     0.16
                                    ===========                                                                      ============
PRO FORMA WEIGHTED
 AVERAGE NUMBER OF
 SHARES OUTSTANDING                    2,233                                                                              5,346
                                    ===========                                                                      ============

                           (See Accompanying Notes)

 HUB GROUP, INC. AND AMERICAN PRESIDENT LINES DOMESTIC DISTRIBUTION SERVICES,
                A DIVISION OF APL LAND TRANSPORT SERVICES, INC.

  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1996
                                (in thousands)

The following unaudited pro forma consolidated balance sheet consolidates the balance sheet of Hub Group, Inc. with that of American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc. as if the purchase transaction had been consummated as of March 31, 1996. The pro forma financial statements should be read in conjunction with the consolidated financial statements of Hub Group, Inc. previously filed with the Securities and Exchange Commission on Form 10-Q, and the financial statments of American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc., contained elsewhere herein.

                                                                   American President
                                                                     Lines Domestic
                                                                  Distribution Services,
                                                                    A Division of APL
                                                Hub Group            Land Transport              Pro Forma           Pro Forma
                                                   Inc.               Services, Inc.            Adjustments         Consolidated
                                               ----------         ---------------------         -----------         ------------
ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents                    $  19,956          $                 14          $  (2,014)(a)(b)    $    17,956
  Accounts receivable, net                        82,394                        19,330            (19,330)(a)            82,394
  Prepaid expenses and other current assets        1,419                           249               (249)(a)             1,419
                                               ----------         ---------------------         -----------         ------------
   TOTAL CURRENT ASSETS                          103,769                        19,593            (21,593)              101,769
                                               ----------         ---------------------         -----------         ------------
 PROPERTY AND EQUIPMENT, net                       9,535                           240               (240)(a)             9,535
 GOODWILL, net                                    17,433                            -               8,000 (b)            25,433
 DEFERRED TAX BENEFIT                             10,277                            -                  -                 10,277
 OTHER ASSETS                                      1,057                           186               (186)(a)             1,057
                                               ----------         ---------------------         -----------         ------------
   TOTAL ASSETS                                $ 142,071          $             20,019          $ (14,019)          $   148,071
                                               ==========         =====================         ===========         ============
LIABILITIES AND EQUITY
 CURRENT LIABILITIES:
  Accounts payable                             $  82,247          $             15,310          $ (15,310)(a)       $    82,247
  Accrued expenses                                 5,609                         2,767             (2,767)(a)             5,609
  Restructuring charge                                -                         10,137            (10,137)(a)                -
  Current portion of long-term debt                  585                            -               2,000 (b)             2,585
                                               ----------         ---------------------         -----------         ------------
    TOTAL CURRENT LIABILITIES                     88,441                        28,214            (26,214)               90,441
                                               ----------         ---------------------         -----------         ------------
 LONG-TERM DEBT                                   14,999                            -               4,000 (b)            18,999
 DEFERRED TAXES                                       11                            -                  -                     11
 CONTINGENCIES AND COMMITMENTS
 MINORITY INTEREST                                   789                            -                  -                    789
 EQUITY:
  Preferred stock                                     -                             -                  -                     -
  Common stock                                        59                            -                  -                     59
  Additional paid-in capital                      52,924                            -                  -                 52,924
  Partnership capital                                 27                            -                  -                     27
  Purchase price in excess of predecessor basis  (25,764)                           -                  -                (25,764)
  Tax benefit                                     10,306                            -                  -                 10,306
  Retained earnings                                  279                            -                  -                    279
  Divisional control account                          -                         (8,195)             8,195(a)                 -
                                               ----------         ---------------------         -----------         ------------
   TOTAL EQUITY                                   37,831                        (8,195)             8,195                37,831
                                               ----------         ---------------------         -----------         ------------
    TOTAL LIABILITIES AND EQUITY               $ 142,071          $             20,019          $ (14,019)          $   148,071
                                               ==========         =====================         ===========         ============

                           (See Accompanying Notes)

          HUB GROUP, INC. AND HUB PARTNERSHIPS AND AMERICAN PRESIDENT
              LINES DOMESTIC DISTRIBUTION SERVICES, A DIVISION OF
                       APL LAND TRANSPORT SERVICES, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) Hub Group, Inc. acquired Hub Partnerships on March 18, 1996 and the rights to service the customers of American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc. ("APLDDS") on May 2, 1996. The unaudited pro forma consolidated statements of operations include the amounts of Hub Group, Inc. and Hub Partnerships and APLDDS. The unaudited pro forma consolidated balance sheet includes the accounts of Hub Group, Inc. and APLDDS.

(2) The pro forma weighted average number of shares outstanding used in computing earnings per share has been calculated by adding to the pro forma number of shares outstanding for Hub Group, Inc. the number of shares that were issued in Hub Group, Inc.'s initial public offering sufficient to generate net proceeds that equal the cash used in acquiring Hub Partnerships and APLDDS.

(3) The pro forma adjustments are as follows:

        (a) To eliminate the assets, liabilities and divisional control account on the APLDDS balance sheet as Hub Group, Inc. purchased only the rights to service the customers of APLDDS and did not purchase any of their assets or assume any of their liabilities.

        (b) To record the decrease in cash, the increase in debt and the allocation of the $8,000,000 purchase price to goodwill as Hub Group, Inc. paid $2,000,000 in cash and assumed debt of $6,000,000 as purchase price consideration for APLDDS.

        (c) To eliminate intercompany sales, purchased transportation and selling, general and administrative expense of $37,102,000, $36,432,000 and $670,000, respectively, between Hub Group, Inc. and Hub Partnerships for the year ended December 31, 1995. To eliminate intercompany sales, purchased transportation and selling, general and administrative expense of $7,451,000, $7,276,000 and $175,000, respectively, between Hub Group, Inc. and Hub Partnerships for the three months ended March 31, 1996.

        (d) To eliminate volume incentives paid to APLDDS, originally recorded as a reduction of cost of sales, which are not available to Hub Group, Inc. in the amount of $2,800,000 and $700,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

        (e) To record the amortization of goodwill from the purchases of Hub Partnerships and APLDDS of $636,000 and $144,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

        (f) To eliminate the restructuring charge of $10,137,000 taken by APLDDS in 1995 as it is a nonrecurring charge.

        (g) To record interest expense on notes either issued in conjunction with the acquisition of APLDDS or issued immediately prior to and subsequently assumed in the acquisition of Hub Partnerships for $1,078,000 and $240,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

        (h) To eliminate interest income recorded by APLDDS on funds not acquired by Hub Group, Inc. of $1,948,000 and $879,000 for the year ended December 31, 1995 and the three months ended march 31, 1996.

        (i) To record the estimated minority interest on the income from Hub Partnerships and APLDDS for $10,921,000 and $1,427,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

        (j) To record additional pro forma provision for income taxes of $757,000 and $149,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, to provide income taxes at an effective rate of 40%.

                                                                         EXHIBIT


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 21, 1996 related to American President Lines Domestic Distribution Services, a division of APL Land Transport Services, Inc., included in this Form 8-K/A, into Hub Group, Inc.'s previously filed Registration Statement on Form S-8 File No. 333-6327.


                                            /s/ ARTHUR ANDERSEN LLP


Memphis, Tennessee
July 10, 1996

                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Hub Group, Inc.

Dated:  July 12, 1996                        /s/ William L. Crowder
                                             ----------------------
                                             William L. Crowder
                                             Vice President-Finance and
                                             Chief Financial Officer